                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE
ACT OF 1934

Filed by Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[x]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-12


                         OCEANEERING INTERNATIONAL, INC.
         ---------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]     No fee required.

[ ]     Fee Computed on table below per Exchange Act Rules 14a-6(i) (1) and
        0-11.

        1) Title of each class of securities to which transaction applies:

        2) Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        4) Proposed maximum aggregate value of transaction:

        5) Total Fee Paid:

[ ]     Fee paid previously with preliminary materials.

[ ]     Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:
        2) Form, Schedule or Registration Statement No.:
        3) Filing Party:
        4) Date Filed:

                               [OCEANEERING LOGO]

                         OCEANEERING INTERNATIONAL, INC.

                     11911 FM 529, HOUSTON, TEXAS 77041-3011


                                                                  April 15, 2002

Dear Shareholder:

         You are cordially invited to attend the 2002 Annual Meeting of Shareholders of Oceaneering International, Inc. The meeting will be held on Friday, June 7, 2002, at 8:30 a.m. local time in the Atrium of our corporate offices at 11911 FM 529, Houston, Texas 77041-3011.

         On the following pages, you will find the Notice of Annual Meeting of Shareholders and Proxy Statement giving information concerning the matters to be acted on at the meeting. Our Annual Report to Shareholders describing Oceaneering's operations during the fiscal year ended December 31, 2001 is enclosed.

         I hope you will be able to attend the meeting in person. Whether or not you plan to attend, please take the time to vote. In addition to using the enclosed paper proxy card to vote, which you may sign, date and return in the enclosed postage-paid envelope, you may vote your shares via the Internet or by telephone by following the instructions included in this package.

         Thank you for your interest in Oceaneering.

                                               Sincerely,

                                               /s/ JOHN R. HUFF

                                               John R. Huff
                                               Chairman of the Board and
                                               Chief Executive Officer

                         OCEANEERING INTERNATIONAL, INC.

                     11911 FM 529, HOUSTON, TEXAS 77041-3011

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD JUNE 7, 2002

                                   ----------

To the Shareholders of Oceaneering International, Inc.:

         The Annual Meeting of Shareholders of Oceaneering International, Inc., a Delaware corporation ("Oceaneering"), will be held on Friday, June 7, 2002, at 8:30 a.m. local time in the Atrium of our corporate offices at 11911 FM 529, Houston, Texas 77041-3011, to consider and take action on the following:

         (1) election of two Class I directors as members of the Board of Directors of Oceaneering to serve until the 2005 Annual Meeting of Shareholders or until a successor has been duly elected and qualified (Proposal 1);

         (2)  approval of the Oceaneering 2002 Incentive Plan (Proposal 2); and

         (3) transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 1 AND PROPOSAL 2.

         The close of business on April 9, 2002 is the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

         The Board welcomes your personal attendance at the meeting. Whether or not you expect to attend the meeting, please submit a proxy as soon as possible so that your shares can be voted at the meeting. You may submit your proxy by filling in, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope. Please refer to page 1 of the Proxy Statement and the proxy card for instructions for proxy voting by telephone or over the Internet.



                                       By Order of the Board of Directors,


                                       /s/ GEORGE R. HAUBENREICH, JR.

                                       George R. Haubenreich, Jr.
                                       Senior Vice President, General Counsel
                                       and Secretary
April 15, 2002


                             YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE BY TELEPHONE OR OVER THE INTERNET IN ACCORDANCE WITH INSTRUCTIONS IN THIS PROXY STATEMENT AND ON YOUR PROXY CARD.

                         OCEANEERING INTERNATIONAL, INC.


                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

PROXIES AND VOTING AT THE MEETING

         Only shareholders of record at the close of business on April 9, 2002 will be entitled to notice of, and to vote at, the meeting. As of that date, 24,528,522 shares of our Common Stock, $.25 par value per share ("Common Stock"), were outstanding. Each of those outstanding shares is entitled to one vote at the meeting. We are initially sending this Proxy Statement and the accompanying proxy to our shareholders on or about April 15, 2002. The requirement for a quorum at the meeting is the presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock. There is no provision for cumulative voting.

SOLICITATION OF PROXIES

         The accompanying proxy is solicited on behalf of our Board of Directors (the "Board of Directors" or the "Board") for use at our annual meeting of shareholders to be held at the time and place set forth in the accompanying notice. Oceaneering will pay all costs of soliciting proxies. Solicitation of proxies will be primarily by mail. In addition to solicitation by mail, officers, directors and employees of Oceaneering may solicit proxies in person or by telephone, facsimile and electronic transmissions, for which such persons will receive no additional compensation. Oceaneering has retained Georgeson Shareholder Communications, Inc. to solicit proxies at a fee estimated at $6,000 plus reasonable expenses. Oceaneering will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy material to beneficial owners of Common Stock.

         The persons named as proxies were designated by the Board and are officers of Oceaneering. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld), and where a choice has been specified by the shareholder as provided in the proxy, the proxy will be voted in accordance with the specification so made. Proxies submitted without specified choices will be voted FOR PROPOSAL 1 to elect the nominees for director proposed by the Board and FOR PROPOSAL 2 to approve the Oceaneering 2002 Incentive Plan.

METHODS OF VOTING

o VOTING BY MAIL. You may sign, date and return your proxy cards in the pre-addressed, postage-paid envelope provided. If you return your proxy card without indicating how you want to vote, the designated proxies will vote as recommended by the Board.

o VOTING BY TELEPHONE OR THE INTERNET. If you have stock certificates issued in your own name, you may vote by proxy by using the toll-free number or at the Internet address listed on the proxy card.

     The telephone and Internet voting procedures are designed to verify your vote through the use of a voter control number that is provided on each proxy card. The procedures also allow you to vote your shares and to confirm that your instructions have been properly recorded. Please see your proxy card for specific instructions.

     If you hold shares through a brokerage firm, bank or other custodian, you may vote by telephone or the Internet only if the custodian offers that option.

REVOCABILITY OF PROXIES

o REVOKING YOUR VOTING INSTRUCTIONS TO YOUR PROXY HOLDERS. If you have certificates issued in your own name, and you vote by proxy, mail, the Internet or telephone, you may later revoke your proxy instructions by:

         o sending a written statement to that effect to the Corporate Secretary at P. O. Box 40494, Houston, Texas 72240-0494, the mailing address for the executive offices of Oceaneering;

         o submitting a proxy card with a later date signed as your name appears on the stock account;

         o    voting at a later time by telephone or the Internet; or

         o    voting in person at the Annual Meeting.

         If you have shares held through a brokerage firm, bank or other custodian, and you vote by proxy, you may later revoke your proxy instructions only by informing the custodian in accordance with any procedures it sets forth.

                              ELECTION OF DIRECTORS
                                   PROPOSAL 1

         The Certificate of Incorporation of Oceaneering divides the Board into three classes, each consisting as nearly as possible of one-third of the members of the whole Board. There are currently two members of each class. The members of each class serve for three years following their election, with one class being elected each year.

         Two Class I directors are to be elected at the 2002 Annual Meeting. In accordance with Oceaneering's bylaws, directors are elected by a plurality of the votes cast. Accordingly, abstentions and broker "non-votes" marked on proxy cards will not be counted in the election. The Class I directors will serve until the 2005 Annual Meeting of Shareholders or until a successor has been duly elected and qualified. The directors of Classes II and III will continue to serve their terms of office, which will expire at the Annual Meetings of Shareholders to be held in 2003 and 2004, respectively.

         The persons named in the accompanying proxy intend to vote all proxies received in favor of the election of the nominees named below, who are currently directors of Oceaneering, except in any case where authority to vote for the directors is withheld. Although the Board has no reason to believe that the nominees will be unable to serve as directors, if the nominees withdraw or otherwise become unavailable to serve, the persons named as proxies will vote for any substitute nominee the Board designates.

         Set forth below is certain information (ages are as of June 7, 2002) with respect to the nominees for election as directors of Oceaneering.

NOMINEES - CLASS I DIRECTORS:


                                          NAME AND                                        DIRECTOR
                                     BUSINESS EXPERIENCE                          AGE       SINCE
                                     -------------------                          ---     --------
T. Jay Collins..................................................................  55         2002

          Mr. Collins was elected a director of Oceaneering in March 2002. He has been President and Chief Operating Officer of Oceaneering since
          1998. He served as Executive Vice President - Oilfield Marine Services from 1995 to 1998 and as Senior Vice President and Chief Financial
          Officer since 1993, when he joined Oceaneering. He is also a director of Friede Goldman Halter, Inc.

                                          NAME AND                                         DIRECTOR
                                     BUSINESS EXPERIENCE                           AGE       SINCE
                                     -------------------                           ---     --------
D. Michael Hughes..............................................................     63       1970

          Mr. Hughes has been owner of The Broken Arrow Ranch and affiliated businesses, which harvest, process and market wild game meats, since
          1983. He has been associated with Oceaneering since its incorporation, serving as Chairman of the Board from 1984 to 1990.

CONTINUING DIRECTORS

         Set forth below is comparable information for those directors whose terms will expire in 2003 and 2004.

2003 - CLASS II DIRECTORS:


                                          NAME AND                                         DIRECTOR
                                     BUSINESS EXPERIENCE                           AGE       SINCE
                                     -------------------                           ---     --------
Charles B. Evans...............................................................     77       1980

        Mr. Evans has been a director of ResTech Inc., an oilfield service firm specializing in custom log data processing, since 1982, having served as Chairman through 1998. He previously served from 1973 to 1979 as Executive Vice President of Schlumberger Limited, an international oilfield evaluation and services company, until his retirement in 1979 after 31 years of service.

John R. Huff...................................................................     56       1986

        Mr. Huff has been Chairman of the Board of Directors of Oceaneering since August 1990. He has been a director and Chief Executive Officer of Oceaneering since joining Oceaneering in 1986. He is also a director of BJ Services Company and Suncor Energy Inc.

2004 - CLASS III DIRECTORS:


                                          NAME AND                                         DIRECTOR
                                     BUSINESS EXPERIENCE                           AGE       SINCE
                                     -------------------                           ---     --------
David S. Hooker................................................................     59       1973

        Mr. Hooker has been Chairman of Goshawk Insurance Holdings PLC, a marine insurance group, since January 1996. Previously, he served as Chairman of Bakyrchik Gold PLC, a natural resources company, from 1993 to 1996.
        He was Managing Director of Aberdeen Petroleum PLC, an oil and gas exploration and production company, from 1988 to 1993.


Harris J. Pappas................................................................    57       1996

        Mr. Pappas has been President and shareholder of Pappas Restaurants, Inc., a privately owned and operated multistate restaurant group, since
        1983. He is a director of Luby's Inc. and a trustee of Memorial Hermann
        Hospital in the Texas Medical Center in Houston.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth the number of shares of Common Stock of Oceaneering beneficially owned as of March 28, 2002, by each director and nominee for director, each of the executive officers named in the Summary Compensation Table in this Proxy Statement and all directors and officers as a group. Except as otherwise indicated, each individual named has sole voting and dispositive power with respect to the shares shown.

                                                               NUMBER OF     PERCENT
                  NAME                                         SHARES(1)     OF CLASS
                  ----                                         ---------     --------
T. Jay Collins .............................................     169,936         *

Charles B. Evans ...........................................       1,900         *

George R. Haubenreich, Jr. .................................      90,696         *

David S. Hooker ............................................      48,000         *

John R. Huff ...............................................     710,841       2.9

D. Michael Hughes ..........................................      83,400         *

M. Kevin McEvoy ............................................      96,403         *

Marvin J. Migura ...........................................      84,600         *

Harris J. Pappas ...........................................      20,000         *

All directors and officers as a group (21 persons) .........   1,535,825       6.3

----------

 *       Less than 1%

(1) Includes the following shares subject to stock options exercisable within 60 days of March 28, 2002: Mr. Collins - 7,500, Mr. McEvoy - 5,000, Mr. Haubenreich - 5,000, Mr. Hooker - 48,000, Mr. Huff - 142,500, Mr. Hughes - 50,000, Mr. Migura - 13,000, Mr. Pappas - 20,000,
         and all directors and officers as a group - 309,650. Includes the following shares granted pursuant to restricted stock award agreements, as to which the recipient has sole voting power and no dispositive power: Mr. Collins - 75,598, Mr. McEvoy - 40,207, Mr. Haubenreich - 38,550, Mr. Huff - 163,547, Mr. Migura - 38,850, and all directors and officers as a group - 455,208. Also includes the following share equivalents, which are fully vested but are held in trust pursuant to the Oceaneering Retirement Investment Plan (the "Retirement Plan"), for which the individual has no voting rights until the shares are withdrawn from the Retirement Plan: Mr. Collins - 10,136, Mr. Huff - 1,505, Mr. Hughes - 20,094, Mr. McEvoy - 5,533 and all directors and officers as a group - 47,327.

         Listed below are the only persons who, to our knowledge, may be deemed to be beneficial owners as of March 28, 2002 of more than 5% of the outstanding shares of Common Stock. This information is based on statements filed with the Securities and Exchange Commission (the "SEC").


           NAME AND ADDRESS OF                     AMOUNT AND NATURE OF       PERCENT
            BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP     OF CLASS(1)
           -------------------                     --------------------     -----------
Neuberger Berman, Inc.
Neuberger Berman, LLC
605 Third Avenue
New York, NY 10158 .........................           1,576,094(2)             6.4

The TCW Group, Inc.
865 South Figueroa Street
Los Angeles, CA 90017 ......................           1,424,755(3)             5.8

FMR Corp.
82 Devonshire Street
Boston, MA 02109 ...........................           1,263,820(4)             5.2

NewSouth Capital Management, Inc.
1000 Ridgeway Loop Road, Suite 233
Memphis, TN 38120 ..........................           1,222,602(5)             5.0

----------

(1) The percentages are based on the total number of issued and outstanding shares of Common Stock at March 28, 2002.

(2) According to a Schedule 13G, dated February 11, 2002, filed with the SEC by Neuberger Berman, Inc. and Neuberger Berman, LLC, Neuberger Berman, LLC beneficially owned 1,576,094 shares of Common Stock as of December 31, 2001. That filing states that Neuberger Berman, Inc. owns 100% of Neuberger Berman, LLC and is, therefore, also deemed to be a beneficial owner of those shares. That filing also states that, of the 1,576,094 shares of Common Stock beneficially owned, Neuberger Berman, LLC had sole voting power over 677,094 shares, shared voting power over 893,500 shares and shared dispositive power over 1,576,094 shares. To the extent voting power or dispositive power is shared, the filing indicates it is shared with Neuberger Berman's mutual fund clients.

(3) According to a Schedule 13G, dated February 13, 2002, filed with the SEC by The TCW Group, Inc. on behalf of itself and its direct and indirect subsidiaries ("The TCW Business Unit"), The TCW Business Unit beneficially owned 1,424,755 shares of Common Stock as of December 31, 2001. That filing states that The TCW Business Unit had shared voting and dispositive power over all those shares.

(4)     According to a Schedule 13G, dated February 14, 2002, filed with the
        SEC jointly by FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson and Fidelity Management and Research Company ("Fidelity"), Mr. Johnson is chairman and Ms. Johnson is a director of FMR Corp. and may be deemed to be members of a controlling group with respect to FMR Corp. That filing states that, as of December 31, 2001, (a) Fidelity, a wholly owned subsidiary of FMR Corp, was the beneficial owner of 227,620 shares of Common Stock in its capacity as an investment adviser to various investment companies (the "Fidelity Funds"), with the power to vote those shares residing solely with the board of trustees of the Fidelity Funds and the power to dispose of those shares residing with Mr. Johnson, FMR Corp., Fidelity and the Fidelity Funds; and (b) Fidelity Management Trust Company, a bank that is wholly owned by FMR Corp., was the beneficial owner of 1,036,200 shares of Common Stock, with the power to vote and dispose of those shares residing solely with Mr. Johnson and FMR Corp. through its control of Fidelity Management Trust Company.

(5) According to a Schedule 13G, dated February 13, 2002, filed with the SEC, NewSouth Capital Management, Inc. beneficially owned 1,222,602 of Common Stock as of December 31, 2001. That filing states that NewSouth Management, Inc. had sole voting power over 966,502 shares of Common Stock, sole dispositive power over 1,208,002 shares of Common Stock and shared dispositive power over 14,600 shares of Common Stock.

ADDITIONAL INFORMATION RELATING TO THE BOARD OF DIRECTORS

         Oceaneering has standing Audit, Compensation and Nominating Committees of its Board of Directors.

         The Audit Committee, which held two meetings during fiscal year 2001, is comprised of Messrs. Hooker (Chairman), Hughes and Pappas. The Audit Committee is governed by a charter that it has adopted. We attached a copy of that charter to the proxy statement for our 2000 Annual Meeting of Shareholders. You can obtain a copy of that charter by making a request for a copy to our Corporate Secretary. Oceaneering's securities are listed on the New York Stock Exchange and are governed by its listing standards. Each of the members of the Audit Committee is independent as defined by our policy and the New York Stock Exchange's listing standards. The Audit Committee's role is one of financial oversight. Oceaneering's management is responsible for preparing financial statements, and Oceaneering's independent auditors are responsible for auditing those financial statements. The Audit Committee is not providing any expert or special assurance as to Oceaneering's financial statements or any professional certification as to the independent auditors' work.

The following functions are the key responsibilities of the Audit Committee in carrying out its oversight:

         o recommending the appointment of our independent auditors to the Board of Directors;

         o reviewing the scope of the independent auditors' examination and the scope of activities of our internal audit department;

         o reviewing our financial policies and accounting systems and controls and our audited financial statements and interim financial statements;

         o preparing a report for inclusion in our proxy statement regarding its review of our audited financial statements, which report includes a statement on whether it recommended that the Board include those financial statements in our annual report on Form 10-K for such period;

         o approving and ratifying the duties and compensation of our independent auditors, both for audit and non-audit services; and

         o reviewing and assessing, on an annual basis, the adequacy of the Audit Committee's charter and recommending revisions to the Board.

         The Audit Committee meets separately with the internal and independent auditors, outside the presence of Oceaneering management or other employees, to provide an open avenue of communication. The Audit Committee and the Board of Directors are ultimately responsible for the selection, evaluation and replacement of the independent auditors.

         The Compensation Committee is comprised of Messrs. Evans (Chairman) and Pappas, both of whom are nonemployee directors and are not former officers of Oceaneering. The Compensation Committee, which held three meetings during fiscal year 2001, establishes and reports to the full Board with respect to compensation plans under which officers and directors are eligible to participate, as well as the salary for our Chief Executive Officer. The Compensation Committee approves salaries for all our other executive officers. The Compensation Committee administers our annual bonus plans, long-term incentive plans and supplemental executive retirement plan (the "Supplemental Executive Retirement Plan") and reviews our overall compensation program on a regular basis. The Compensation Committee also recommends to the full Board a successor to our Chief Executive Officer when a vacancy occurs.

         The Nominating Committee is comprised of Messrs. Hughes (Chairman), Evans and Hooker. The Nominating Committee, which held two meetings during the fiscal year 2001, considers and recommends to the full Board nominees to fill Board vacancies and a director to serve as Chairman of the Board. The Nominating Committee receives and evaluates shareholder proposals for nominees to fill Board vacancies and recommends to the Board candidates for membership on the committees of the Board.

         As to each person a shareholder proposes to nominate for election as a director, our bylaws provide that the nomination notice must (1) include the name, age, business address and principal occupation or employment of that person, the number of shares of Common Stock beneficially owned or owned of record by that person and any other information relating to that person that is required to be disclosed under Section 14 of the Securities Exchange Act of 1934 (the "Exchange Act") and the related SEC rules and regulations and (2) be accompanied by the written consent of the person to be named in the proxy statement as a nominee and to serve as a director if elected. The nomination notice must also include, as to that shareholder and the beneficial owner, if any, of Common Stock on whose behalf the nomination or nominations are being made (1) the name and address of that shareholder, as they appear on Oceaneering's stock records and the name and address of that beneficial owner,
(2) the number of shares of Common Stock which that shareholder and that beneficial owner each owns beneficially or of record, (3) a description of all arrangements and understandings between that shareholder or that beneficial owner and each proposed nominee of that shareholder and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by that shareholder, (4) a representation by that shareholder that he or she intends to appear in person or by proxy at that meeting to nominate the person(s) named in that nomination notice, (5) a representation as to whether that shareholder or that beneficial owner, if any, intends, or is part of a group, as Rule 13d-5(b) under the Exchange Act uses that term, which intends (a) to deliver a proxy statement and/or form of proxy to the holders of shares of Common Stock of Oceaneering having at least the percentage of the total votes of the holders of all outstanding shares of Common Stock of Oceaneering entitled to vote in the election of each proposed nominee of that shareholder which is required to elect that proposed nominee and/or (b) otherwise to solicit proxies in support of the nomination and (6) any other information relating to that shareholder and that beneficial owner that is required to be disclosed under
Section 14 of the Exchange Act and the related SEC rules and regulations. To be timely for consideration at our 2003 Annual Meeting, a shareholder's nomination notice must be received at our principal executive offices, 11911 FM 529, Houston, Texas 77041-3011, addressed to our Corporate Secretary, no earlier than December 2, 2002 and no later than the close of business on January 31, 2003.

         During fiscal year 2001, the Board of Directors held a total of four meetings. Each member of the Board attended all Board meetings and all meetings of any committee on which he served.

         Oceaneering pays its outside directors a $15,000 annual retainer, $1,000 for each Board meeting attended, $800 for each committee meeting attended (if the meeting is on a day other than the date of a Board meeting) and a consulting fee of $100 per hour up to a maximum of $800 per day for any consulting services. All directors are reimbursed for their travel and other expenses involved in attendance at Board and committee meetings.

         Nonemployee directors are participants in our shareholder-approved 1999 Incentive Plan. Under this plan, each of our nonemployee directors is automatically granted an option to purchase 10,000 shares of Common Stock on the date the director first becomes a nonemployee director and each year thereafter while he remains a nonemployee director, in each case at an exercise price per share equal to the fair market value of a share of Common Stock on the date the option was granted. These options become fully exercisable six months following the date of grant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our Common Stock to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. Based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, we believe that all our directors and executive officers complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act during fiscal year 2001.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee reviewed and discussed with management Oceaneering's audited financial statements as of and for fiscal year 2001.

         In addition, the Audit Committee discussed with Arthur Andersen LLP, Oceaneering's independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

         The Audit Committee received and reviewed the written disclosures and the letter from Arthur Andersen LLP, required by the Independent Standards Board's Standard No. 1, Independence Discussions with Audit Committee, as amended, and discussed with that firm its independence from Oceaneering. The Audit Committee also considered whether Arthur Andersen LLP's provision of services that are not related to the audit of Oceaneering's financial statements is compatible with monitoring that firm's independence from Oceaneering.

         Based on the reviews and discussions referred to above, the Audit Committee recommended to Oceaneering's Board of Directors that the audited financial statements referred to above be included in Oceaneering's annual report on Form 10-K for fiscal year 2001 for filing with the SEC.

                                          Audit Committee
                                          David S. Hooker, Chairman
                                          D. Michael Hughes
                                          Harris J. Pappas

                             EXECUTIVE COMPENSATION

         The following table sets forth compensation information for the fiscal year ended December 31, 2001, the nine-month period ended December 31, 2000 and the two fiscal years ended March 31, 2000 and 1999 with respect to our Chief Executive Officer and our four other most highly compensated executive officers who served as such during the fiscal year ended December 31, 2001.

                                                SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM COMPENSATION
                                                                   ----------------------------------
                                     ANNUAL COMPENSATION(1)                 AWARDS            PAYOUTS
                               --------------------------------    ------------------------   --------
                                                                   RESTRICTED   SECURITIES      LTIP       ALL OTHER
NAME AND                       PERIOD                                STOCK      UNDERLYING     PAYOUTS    COMPENSATION
PRINCIPAL POSITION             ENDED    SALARY($)   BONUS($)(2)      AWARDS     OPTIONS(#)     ($)(4)        ($)(5)
------------------             ------   ---------   -----------    ----------   ----------    --------    ------------
John R. Huff                   12/01     500,000      550,000           0          50,000    1,112,659      301,500
  Chairman and                 12/00     326,250            0           0         100,000      739,504      195,750
  Chief Executive Officer       3/00     435,000            0          (3)              0      854,006      174,000
                                3/99     435,000      235,000           0          40,000    1,150,603      174,000

T. Jay Collins                 12/01     270,000      265,000           0          30,000      524,231      135,625
   President and               12/00     176,250            0           0          60,000      345,102       88,125
   Chief Operating Officer      3/00     235,000            0          (3)              0      251,032       70,500
                                3/99     225,000      139,000           0          20,000      214,111       68,750

Marvin J. Migura               12/01     210,000      170,000           0          20,000      262,115       84,333
   Senior Vice President and   12/00     138,750       25,000           0          40,000      172,551       55,500
   Chief Financial Officer      3/00     185,000            0          (3)              0      159,099       44,400
                                3/99     185,000       75,000           0          15,000      107,055       44,400

M. Kevin McEvoy                12/01     210,000      180,000           0          20,000      286,728       84,333
   Senior Vice President       12/00     135,000            0           0          40,000      197,201       54,000
                                3/00     180,000            0          (3)              0      157,496       39,600
                                3/99     180,000       80,000           0          15,000      153,096       39,600

George R. Haubenreich, Jr.     12/01     205,000      170,000           0          20,000      262,115       82,333
   Senior Vice President,      12/00     138,750            0           0          39,000      172,551       55,500
   General Counsel and          3/00     185,000            0          (3)              0      143,066       44,400
   Secretary                    3/99     185,000       65,000           0          15,000      145,488       44,400

----------

(1) Includes salary earned in a fiscal period, whether or not deferred. Excludes the value of perquisites and other personal benefits for each of the named executive officers because the aggregate amounts thereof did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for any named executive officer.

(2) In our fiscal year ended March 31, 1999, Messrs. Huff, Collins, Migura, McEvoy and Haubenreich elected to receive all or part of their bonus awards in restricted stock. The bonus amounts stated for fiscal year ended March 31, 1999 include the following restricted stock grants valued on the basis of the closing market price of $16.56 per share on the date of award: Mr. Huff - 14,188 shares, Mr. Collins - 8,392 shares, Mr. Migura - 2,400 shares, Mr. McEvoy - 4,828 shares and Mr. Haubenreich - 1,200 shares. Twenty-five percent of these restricted stock awards vested in June of the calendar year awarded, with the remainder vesting over three years from the vesting date, conditional upon continued employment. At the time of each vesting, a tax assistance payment has been made to the award recipients, which must be reimbursed to Oceaneering if the related vested stock is sold within three years after the vesting date.

(3) At December 31, 2001, the number and value of the long-term incentive restricted stock holdings that have not vested (based on the closing market price on December 31, 2001 of $22.12 per share) under restricted stock awards granted in the fiscal year ended March 31, 2000 and earlier were as follows: Mr. Huff - 160,000 shares, $3,539,200; Mr. Collins - 76,500 shares, $1,692,180; Mr. Migura - 38,250 shares, $846,090; Mr.
        McEvoy - 39,000 shares, $862,680; and Mr. Haubenreich - 38,250 shares, $846,090. The following table sets forth the scheduled vesting of these shares as of December 31 of the years indicated:

                               2002          2003          2004           2005          2006
                               ----          ----          ----           ----          ----
           Mr. Huff           40,000        45,000        37,500         25,000        12,500
           Mr. Collins        19,000        21,500        18,000         12,000         6,000
           Mr. Migura          9,500        10,750         9,000          6,000         3,000
           Mr. McEvoy         10,000        11,000         9,000          6,000         3,000
           Mr. Haubenreich     9,500        10,750         9,000          6,000         3,000

        These restricted shares are issued and outstanding and dividends, if any, are earned on the restricted shares. The value of such stock for which restrictions were lifted and the related tax-assistance payments in the fiscal year ended December 31, 2001, the nine-month period ended December 31, 2000 and the fiscal years ended March 31, 2000 and 1999 are included in the LTIP payout columns in the table.

(4) Amounts represent the aggregate value of long-term incentive restricted stock for which restrictions were lifted and the related tax-assistance payments.

(5) In the fiscal year ended December 31, 2001, the nine-month period ended December 31, 2000 and the fiscal years ended March 31, 2000 and 1999, the amounts represent amounts accrued for each executive under a nonqualified Supplemental Executive Retirement Plan, which are subject to vesting over a three-year period.

EXECUTIVE EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL AGREEMENTS

         In November 2001, Oceaneering entered into a Service Agreement (the "Service Agreement") with Mr. Huff which replaced Mr. Huff's prior employment agreement. As did the prior employment agreement, the Service Agreement provides medical coverage on an after-tax basis to Mr. Huff, his spouse and children during his employment with Oceaneering and, under certain circumstances, thereafter for their lives. The Service Agreement provides for a specific employment period through August 15, 2006, followed by a specific service period ending no later than August 15, 2011, during which time Mr. Huff, acting as an independent contractor, will serve as nonexecutive Chairman of the Board of Oceaneering if the Board requests that he serve in such capacity.

         During the employment period under the Service Agreement, Mr. Huff's compensation consists of an annual base salary, contributions by Oceaneering into its Supplemental Executive Retirement Plan, an annual bonus and an aggregate long-term incentive opportunity no less than that existing at the commencement of the Service Agreement, as may be subsequently increased, and certain perquisites and administrative assistance. If his employment is terminated during his employment period by Oceaneering for cause or by Mr. Huff for other than good reason, as defined below, no salary or benefits not previously vested will be payable to Mr. Huff under the Service Agreement. If Mr. Huff's employment is terminated by Oceaneering for reasons other than cause, by Mr. Huff for good reason or by reason of Mr. Huff's death or disability: (1) Mr. Huff will be entitled to receive a termination package consisting of: (a) an amount equaling his highest rate of annual base salary during his employment with Oceaneering multiplied by the sum of 10 and the number of years then remaining in the unexpired portion of his employment period; (b) an amount equal to the value of the maximum award he would have been eligible to receive under the then current fiscal year bonus plan; and (c) an amount equal to the maximum percentage of his annual base salary contributed by Oceaneering for him in its Supplemental Executive Retirement Plan for the then current year multiplied by his highest annual rate of base salary; (2) all of Mr. Huff's then outstanding stock options will immediately vest and become exercisable or he may elect to be paid an amount equal to the spread between the exercise price and the higher market value for the shares of Common Stock underlying those options; (3) Mr. Huff's benefits under all compensation plans, including restricted stock agreements, will become payable to him as if all contingencies for payment and maximum level of performance have been met; (4) Mr. Huff will receive benefits under all other plans he participates in for three years; and (5) Mr. Huff will be entitled to receive certain perquisites and administrative assistance for 10 years from the date of any such termination.

         As defined in the Service Agreement, good reason for Mr. Huff to terminate includes: any adverse change in status, title, duties or responsibilities; any reduction in annual base salary, Supplemental Executive Retirement Plan contribution level by Oceaneering, annual bonus opportunity or aggregate long-term compensation, all as subsequently may be increased; any relocation; the failure of a successor to assume the Service Agreement; any prohibition by Oceaneering against Mr. Huff's engaging in outside activities permitted by the Service Agreement; any purported termination by Oceaneering that does not comply with the terms of the Service Agreement; and default by Oceaneering in the performance of its obligations under the Service Agreement.

         Following the completion of his employment period, Oceaneering may request that Mr. Huff serve as nonexecutive Chairman of the Board during the service period, and if he refuses to serve and Oceaneering is fulfilling its obligations under the Service Agreement, no salary or benefits not previously vested as of the time of his refusal will be payable to Mr. Huff under the Service Agreement. If Mr. Huff is not requested to serve as nonexecutive Chairman of the Board or his service as nonexecutive Chairman of the Board terminates for any reason other than his refusal to serve, including by reason of his death or disability, or the failure of Oceaneering to fulfill its obligations under the Service Agreement, Mr. Huff will be entitled to receive the termination package described above, except that an amount equal to the highest annual rate of base salary earned during the employment period would be paid to Mr. Huff over 10 years (rather than in a lump sum); provided that, in the event of his subsequent death or a subsequent change of control, as defined below, the aggregate amount of all such payments would be accelerated and immediately payable. During Mr. Huff's service as nonexecutive Chairman of the Board, if any, his annual rate of compensation would be equal to 50% of his highest annual base salary during the employment period. Moreover, throughout the service period, Mr. Huff would continue to receive certain perquisites and administrative assistance, and he would continue to participate in plans he participated in as of August 15, 2006; however, he would not be eligible for subsequent grants or contributions made under any such plan after that date.

         In November 2001, Oceaneering entered into Change of Control Agreements (each, a "Change of Control Agreement") with Mr. Huff and other executives, including each of the executive officers listed in the Summary Compensation Table, replacing each of their respective prior senior executive severance agreements and, in the case of Mr. Huff, also replacing his prior supplemental senior executive severance agreement. These Change of Control Agreements entitle the individual to receive a severance package, described below, in the event of the occurrence of both a change of control and a termination of his employment by Oceaneering without cause or by the executive for good reason (defined using substantially the same definition as in Mr. Huff's Service Agreement) during a specified period of time (or, with respect to Mr. Huff while nonexecutive Chairman of the Board, a termination of his service for any reason other than his refusal to serve as nonexecutive Chairman of the Board). For purposes of the Change of Control Agreements and the Service Agreement, a change of control is defined as occurring if: (1) any person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Oceaneering representing 20% or more of the combined voting power of Oceaneering's outstanding voting securities, other than through the purchase of voting securities directly from a private placement; (2) the current members of the Board, or subsequent members approved by at least two-thirds of the current members, no longer comprise a majority of the Board; (3) Oceaneering is merged or consolidated with another corporation or entity, and Oceaneering's shareholders own less than 60% of the outstanding voting securities of the surviving or resulting corporation or entity; (4) a tender offer or exchange offer is made and consummated by a person other than Oceaneering for the ownership of 20% or more of Oceaneering's voting securities; or (5) there has been a disposition of all or substantially all of Oceaneering's assets.

         The severance package provided for in each such executive's Change of Control Agreement consists of an amount equal to three times the sum of: (1) the executive's highest annual rate of base salary during the then current year or any of the three years preceding termination; (2) an amount equal to the maximum award the executive is eligible to receive under the then current fiscal year bonus plan; and (3) an amount equal to the maximum percentage of the executive's annual base salary contributed by Oceaneering for him in the Supplemental Executive Retirement Plan for the then current year multiplied by the executive's highest annual rate of base salary. A minimum aggregate amount payable for these items is stated in each such executive's agreement, which amount was calculated using the fiscal year ended December 31, 2001 amounts for each component. This calculated minimum amount for Mr. Huff is applicable for any termination occurring during his service as nonexecutive Chairman of the Board.

         The severance package also provides that, for each individual: (1) all outstanding stock options immediately vest and become exercisable or the individual may elect to be paid an amount equal to the spread between the exercise price and the higher market value for the shares of Common Stock underlying those options; (2) the benefits under all compensation plans, including restricted stock agreements, will be paid as if all contingencies for payment and maximum levels of performance have been met; and (3) the applicable individual will receive benefits under all other plans he then participates in for three years. Any payment of the Change of Control severance package to Mr. Huff would not reduce any benefits or compensation due Mr. Huff under the Service Agreement; provided however, that the above mentioned benefits regarding stock options, benefits under compensation plans and other benefits payable for three years are not provided under the Change of Control Agreement to Mr. Huff to the extent they are duplicative of benefits provided to him under his Service Agreement.

         The Change of Control Agreements and Mr. Huff's Service Agreement provide that if any payments made thereunder would cause the recipient to be liable for an excise tax because the payment is a "parachute payment" (as defined in the Internal Revenue Code), then Oceaneering will pay the individual an additional amount to make the individual whole with respect to that tax liability.

LONG-TERM INCENTIVE PLANS AND RETIREMENT PLANS

         Under our 1996 and 1999 Incentive Plans and 2000 Non-Executive Incentive Plan, the Compensation Committee may grant options, stock appreciation rights, stock awards and cash awards to employees and other persons (excluding nonemployee directors and, with respect to the 2000 Non-Executive Incentive Plan, excluding executive officers) having an important business relationship with us.

         We also maintain a Retirement Plan and a Supplemental Executive Retirement Plan. All employees of Oceaneering and its United States subsidiaries who meet the eligibility requirements may participate in our Retirement Plan. Certain key management employees and executives of Oceaneering and its subsidiaries, as approved by the Compensation Committee, are eligible to participate in our Supplemental Executive Retirement Plan, which we implemented in the fiscal year ended March 31, 1998.

         Under our Retirement Plan, each participant directs us to defer between 1% and 16% of the participant's base pay and contribute the deferred compensation to the Retirement Plan, with such contributions being invested in shares of Common Stock, mutual funds and guaranteed investments. A participant's deferred compensation contributed to the plan is fully vested. Our contributions to this plan become vested to the participant in percentage increments over a six-year period, commencing with the participant's date of employment, provided that the participant remains employed by us. We are currently contributing shares of Oceaneering Common Stock in an amount equal to 100% of the deferred compensation of each participant, up to the first 6% of the participant's base pay. During the fiscal year ended December 31, 2001, none of the executive officers listed in the Summary Compensation Table made contributions to the Retirement Plan.

         As of each July 1, the Compensation Committee may establish an amount to be accrued subject to vesting under our Supplemental Executive Retirement Plan for the following 12-month period (each a "Plan Year") as it determines in its discretion, and the amounts accrued may be different for each participant. As of September 1, 2000, a participant may elect to defer all or a portion of base salary and annual bonus for accrual pursuant to the Supplemental Executive Retirement Plan, which amounts are vested. We do not maintain a separate fund for our Supplemental Executive Retirement Plan. Amounts accrued under our Supplemental Executive Retirement Plan are adjusted for earnings and losses as if they were invested in one or more investment vehicles selected by the participant from those designated as alternatives by the Compensation Committee. The account balances that are subject to vesting vest in one-third increments on the close of the first, second and third years of continuous employment, beginning with and including July 1 of the Plan Year with respect to which they are accrued. These account balances vest in any event upon the first to occur of ten years of continuous employment after becoming a participant, the date that the sum of the participants' attained ages and years of participation equals 65, termination of employment by reason of death or disability or within two years of a change of control, or termination of the plan. A participant's interest in the plan is generally distributable upon termination of employment.

         The following table provides information concerning each stock option exercised during the fiscal year ended December 31, 2001 by each of the named executive officers and the value of unexercised options held by those officers at December 31, 2001.


                                 AGGREGATE OPTION EXERCISES IN THE LAST FISCAL YEAR
                                             AND FY-END OPTION VALUES


                                                      NUMBER OF SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS AT           IN-THE-MONEY OPTIONS AT
                         SHARES                               DECEMBER 31, 2001              DECEMBER 31, 2001($)
                       ACQUIRED ON      VALUE         -------------------------------    ---------------------------
NAME                   EXERCISE(#)    REALIZED($)     EXERCISABLE       UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
----                   -----------    -----------     ------------      -------------     -----------   -------------
John R. Huff               35,000       534,625          192,500            97,500         1,602,500         506,250

T. Jay Collins             20,000       168,900           72,500            57,500           525,913         291,850

Marvin J. Migura           23,500       257,236           36,750            38,750           300,235         199,525

M. Kevin McEvoy            17,100       144,891           25,000            38,750           154,900         199,525

George R.                  21,500       246,213           28,250            38,750           195,653         195,653
Haubenreich, Jr.

         The following table provides information concerning grants of stock options made to the named executive officers during the fiscal year ended December 31, 2001.

                      OPTION GRANTS IN THE LAST FISCAL YEAR


                                                                                                POTENTIAL REALIZABLE
                                             INDIVIDUAL GRANTS(1)                                  VALUE AT ASSUMED
                                  -----------------------------------------                     ANNUAL RATES OF STOCK
                                   NUMBER OF       % OF TOTAL                                  PRICE APPRECIATION FOR
                                   SECURITIES        OPTIONS                                       OPTION TERM(2)
                                   UNDERLYING      GRANTED TO      EXERCISE                   ------------------------
                                    OPTIONS       EMPLOYEES IN      PRICE       EXPIRATION      5%              10%
  NAME                             GRANTED(#)      FISCAL YEAR      ($/SH)         DATE         ($)             ($)
  ----                            -----------     ------------     --------     ----------    -------         -------
John R. Huff                         50,000            6.7           23.82       05/31/06     329,052         727,116

T. Jay Collins                       30,000            4.0           23.82       05/31/06     197,432         436,272

Marvin J. Migura                     20,000            2.7           23.82       05/31/06     131,620         290,848

M. Kevin McEvoy                      20,000            2.7           23.82       05/31/06     131,620         290,848

George R. Haubenreich, Jr.           20,000            2.7           23.82       05/31/06     131,620         290,848

----------

(1) Stock options have exercise prices equal to the fair market value of a share of Common Stock at the date of award and become exercisable over three years after the date of award. Options generally expire at the earliest of five years after the date of the award, one year after the optionee's death, disability or retirement, or at the time of the optionee's termination of employment.

(2) The amounts shown as potentially realizable values are based on arbitrarily assumed rates of stock price appreciation of five percent and ten percent over the full term of the options, as required by applicable SEC regulations. The actual value of the option grants depends on future performance of the Common Stock and overall market conditions. There is no assurance that the values reflected in this table will be achieved.

          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Oceaneering's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"). Each member of the Committee is a nonemployee director. The Committee is dedicated to the establishment of a strong, positive link between the development and attainment of strategic goals, which enhance shareholder values, and the compensation and benefit programs needed to achieve those results.

OVERALL EXECUTIVE COMPENSATION POLICY

         Oceaneering's policy is designed to facilitate its mission of increasing the net wealth of its shareholders by:

         o attracting, rewarding and retaining highly qualified and productive individuals;

         o setting compensation levels that are externally competitive and internally equitable;

         o interrelating annual executive compensation with the results of individual performance, the individual's profit center performance and overall Oceaneering performance; and

         o motivating executives and key employees toward achieving long-term strategic results by aligning employee and shareholder interests through the increased value of Oceaneering's Common Stock.

         There are three major components of Oceaneering's executive compensation program: Base Salary, Annual Incentives and Long-Term Incentive Awards. The Committee considers all elements of compensation when determining individual components.

BASE SALARY

         The Committee believes a competitive salary is essential to support management development and career orientation of executives. The Committee reviews annually the salary of executive officers. In determining appropriate salary levels, the Committee considers level and scope of responsibility and accountability, experience, individual performance contributions, internal equity and market comparisons. The Committee does not assign specific weightings to these criteria. However, the Committee manages base salaries for the executive group in a manner that emphasizes incentive compensation.

ANNUAL INCENTIVES

         The Committee administers an annual cash incentive bonus award plan to reward executive officers and other key employees of Oceaneering based on individual performance and the achievement of specific financial and operational goals determined for the year. The award interrelates individual performance, an individual's profit center performance and Oceaneering's overall performance. For the fiscal year ended December 31, 2001, the maximum annual bonus award established for executive officers was within a range of 40% to 150% of base salary.

LONG-TERM INCENTIVE AWARDS

         Long-term incentive awards under Oceaneering's Long-Term Incentive Plans are designed to create a mutuality of interest between executive officers (and other key employees) and shareholders through stock ownership and other incentive awards.

         To achieve these objectives, the Committee granted restricted Common Stock to executive officers and other key employees of Oceaneering in the fiscal year ended March 31, 2000. Those awards are subject to earning requirements during the three-year performance period and subsequent vesting requirements. Up to one-third of the total grant may be earned each year, depending upon Oceaneering's cumulative Common Stock performance from July 16, 1999 as compared with a specified peer group's cumulative common stock performance from that date, with any amount earned subject to vesting in four equal installments over three years commencing one year after earning, conditional upon continued employment. If the performance of Oceaneering's Common Stock is less than 50% of the average of the performance of the common stock of the peer group, no shares of restricted stock are earned. If the performance of Oceaneering's Common Stock is 50% to 87.5% or greater than the average of the performance of the peer group, the amount of restricted stock earned will range from 16% to 100% of the maximum achievable for that period. At the time of each vesting, the participant receives a tax assistance payment, which must be reimbursed to Oceaneering if the vested Common Stock is sold within three years after the vesting date. At the end of the fiscal year ended December 31, 2001, two-thirds of this grant was earned subject to vesting.

         The Committee awards stock options to a broad group of executives and key employees. Stock option grants were made in the fiscal year ended December 31, 2001 to all the executive officers listed in the Summary Compensation Table.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         John R. Huff has been Chief Executive Officer of Oceaneering since August 1986 and Chairman of the Board since 1990. His compensation package has been designed to encourage the enhancement of shareholder value. Mr. Huff's compensation for the fiscal year ended December 31, 2001 included the same components and methodology of salary and variable compensation as apply to other executive officers, with regard to his high level of accountability. A substantial portion of his compensation is at risk in the form of performance bonuses and stock awards. During the fiscal year ended December 31, 2001, Mr. Huff's base annual salary was increased to $500,000, he received an annual bonus of $550,000, his last increase in base annual salary and annual bonus having occurred in the fiscal year ended March 31, 1999, and he was granted stock options for 50,000 shares of Oceaneering Common Stock. Mr. Huff's compensation reflects the Committee's assessment of Oceaneering's record earnings in the fiscal year ended December 31, 2001, its financial performance compared to other oilfield service companies during the relevant periods, Mr. Huff's leadership and significant personal contribution to Oceaneering's business, and compensation data of competitive companies. In the fiscal year ended December 31, 2001, Oceaneering engaged a firm specializing in executive compensation and change of control agreements to analyze Oceaneering's existing agreements and make recommendations. Following consultation with that firm, Oceaneering agreed to a Service Agreement and Change of Control Agreement with Mr. Huff, replacing his existing employment and severance agreements. Based on the Committee's review of the report of Oceaneering's compensation consultant, the Committee believes the replacement agreements are more consistent with current executive compensation practices than were the existing agreements and are structured to better protect the interests of Oceaneering and Mr. Huff.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

         Section 162(m) of the Internal Revenue Code generally disallows a deduction to public companies to the extent of excess annual compensation over $1 million paid to certain executive officers, except for qualified performance-based compensation. Oceaneering had no nondeductible compensation expense for the fiscal year ended December 31, 2001. The Committee plans to review this matter as appropriate and take action as may be necessary to preserve the deductibility of compensation payments to the extent reasonably practical and consistent with Oceaneering's compensation objectives.

                                               Compensation Committee
                                               Charles B. Evans, Chairman
                                               Harris J. Pappas

PERFORMANCE GRAPH

         The following graph compares Oceaneering's total shareholder return to the Standard & Poor's 500 Stock Index ("S&P 500") and the weighted average return generated by a peer group from March 31, 1997 through December 31, 2001. The peer group companies at December 31, 2001 for this performance graph are Global Industries, Ltd., Halliburton Company, McDermott International, Inc., Nabors Industries, Inc., Offshore Logistics, Inc., Stolt Offshore S.A. and Tidewater, Inc. Dresser Industries, Inc. was included in the peer group until March 31, 1998, after which it merged with Halliburton Company. J. Ray McDermott, S.A. was included in the peer group until March 31, 1999, after which McDermott International, Inc. acquired all of its publicly held shares.

         It is assumed in the graphs that: (1) $100 was invested in Oceaneering's Common Stock, the S&P 500 and the peer group on March 31, 1997, except that, with respect to the peer group, (a) the investment was made in J. Ray McDermott, S.A., until March 31, 1999, and (b) the investment was made in Dresser Industries, Inc. until March 31, 1998; (2) the peer group investment is weighted based on the market capitalization of each individual company within the peer group at the beginning of each period; and (3) any dividends are reinvested. Oceaneering has not declared any dividends during the period covered by the graph. The shareholder return shown is not necessarily indicative of future performance.

                   COMPARISON OF CUMULATIVE SHAREHOLDER RETURN
               FOR OCEANEERING, S&P 500 AND A SELECTED PEER GROUP


                              [PERFORMANCE GRAPH]

                       3/31/97     3/31/98     3/31/99      3/31/00    12/31/00    12/31/01
                       -------     -------     -------      -------    --------    --------
Oceaneering             100.00      126.40       96.80       120.00      124.40      141.57
Peer Group              100.00      145.32      102.98       118.49      125.00       63.10
S&P 500                 100.00      148.00      175.32       206.77      183.73      161.90

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Except as set forth in this Proxy Statement, no director or executive officer of Oceaneering or nominee for election as a director of Oceaneering, or holder of more than 5% of the outstanding shares of Common Stock, and no member of the immediate family of any such director, nominee, officer or security holder, to our knowledge, had any material interest in any transaction during our fiscal year ended December 31, 2001 or has any interest in any proposed transaction to which Oceaneering or any subsidiary of Oceaneering was or is a party in which the amount involved exceeds $60,000.

         No director or executive officer of Oceaneering who served in such capacity since January 1, 2001 or any associate of any such director or officer, to the knowledge of the executive officers of Oceaneering, has any material interest in any matter proposed to be acted on at the 2002 Annual Meeting of Shareholders other than as described in this Proxy Statement.

                       APPROVAL OF THE 2002 INCENTIVE PLAN
                                   PROPOSAL 2

         The Board of Directors has approved, and recommends to Oceaneering's shareholders that they approve, the 2002 Incentive Plan of Oceaneering International, Inc. (the "Incentive Plan"). A copy of the Incentive Plan is attached hereto as Appendix A and is incorporated herein by reference. The following summary is qualified by reference to the full text of the Incentive Plan.

INCENTIVE PLAN

         General. The objectives of the Incentive Plan are to: (1) attract and retain key employees, qualified directors and consultants and other independent contractors; (2) encourage the sense of proprietorship of these persons in our company; and (3) stimulate the active interest of these persons in the development and financial success of Oceaneering and its subsidiaries by making awards ("Awards") under the Incentive Plan.

         Oceaneering has reserved 1,325,000 shares of Common Stock for use in connection with the Incentive Plan, no more than 975,000 of which may be available for incentive stock options and no more than 350,000 of which may be available for Awards other than stock options or stock appreciation rights. On April 9, 2002, the last reported sales price of the Common Stock on the New York Stock Exchange was $26.96 per share. Shares which are the subject of Awards under the Incentive Plan that are forfeited or terminated, expire unexercised, exchanged for Awards that do not involve Common Stock, settled in cash in lieu of Common Stock or exchanged for a consideration that does not include Common Stock will again become available for Awards under the Incentive Plan. As of March 28, 2002, 271,250 shares of Common Stock are available for awards under Oceaneering's existing 1996 Incentive Plan, 1999 Incentive Plan and 2000 Non-Executive Incentive Plan (the "Prior Plans") on a combined basis. From January 1, 2002, through March 28, 2002, 774,050 options previously granted under the Prior Plans have been exercised. During this same time period, 6,200 additional options were granted under the Prior Plans. Accordingly, as of March 28, 2002, there were 1,560,610 options to purchase shares of Common Stock outstanding under the Prior Plans, with a weighted average exercise price of $18.26 per share and a weighted average term to expiration of 3.39 years. As of March 28, 2002, no further awards will be made under the Prior Plans. Shares of Common Stock awarded under the Prior Plans which are cancelled, terminated, forfeited, expire unexercised, settled in cash in lieu of Common Stock or exchanged for a consideration that does not involve Common Stock will immediately become available for Awards under the Incentive Plan.

         Persons eligible for Awards are: (1) key employees (including individuals who have agreed to become employees of Oceaneering or its subsidiaries within the next six months and actually become employees within that time) holding positions of responsibility with Oceaneering or any of its subsidiaries and whose performance can have a significant effect on the success of Oceaneering ("Employees"); (2) nonemployee directors of Oceaneering or any of its subsidiaries ("Nonemployee Directors"); and (3) independent contractors providing services to Oceaneering or its subsidiaries ("Independent Contractors").

         The Compensation Committee of Oceaneering's Board of Directors (the "Committee") has the exclusive power to administer the Incentive Plan, to take all actions specifically contemplated thereby, or necessary or appropriate in connection with the administration thereof, to interpret the Incentive Plan and to adopt such rules, regulations and guidelines for carrying out its purposes as the Committee may deem necessary or proper, all of which powers are to be exercised in the best interests of Oceaneering and in keeping with the objectives of the Incentive Plan. The Committee may, in its discretion, (1) extend or accelerate the exercisability of any Award, (2) accelerate the vesting of any Award, (3) eliminate or make less restrictive any restrictions contained in any Award or waive any restriction or other provision of the Incentive Plan or any Award or (4) otherwise amend or modify any Award in any manner that is either not adverse to the participant holding the Award, consented to by that participant or authorized in connection with a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation; provided, however, that no such action by the Committee shall permit the term of any Option to be greater than five years from the applicable grant date. The Committee also may delegate to the chief executive officer and other senior officers of Oceaneering its duties under the Incentive Plan.

         Awards to Employees. Awards to Employees may be in the form of (1) rights to purchase a specified number of shares of Common Stock at a specified price ("Stock Options"), which may be denominated in one or both of Common Stock or units denominated in Common Stock, (2) rights to receive a payment, in cash or Common Stock, equal to the excess of the fair market value or other specified value of a number of shares of Common Stock on the date the right is exercised over a specified strike price, which must be not less than the fair market value of a share of Common Stock on the date of grant ("Stock Appreciation Rights"),
(3) grants of Common Stock or units denominated in Common Stock ("Stock Awards"), (4) grants denominated in cash ("Cash Awards") and (5) grants denominated in cash, Common Stock, units denominated in Common Stock or any other property that is made subject to the attainment of one or more performance goals ("Performance Awards"). A Stock Option may be either an incentive stock option ("ISO") that is intended to comply with the requirements of Section 422 of the Code or a nonqualified stock option ("NSO") that does not qualify under those requirements. The term of a Stock Option will not exceed five years from date of grant. The Committee will determine Employees to receive Awards and the terms, conditions and limitations applicable to each Award, which conditions may include continuous service with Oceaneering, achievement of specific business objectives, increases in specified indices and other comparable measures of performance. The Committee may grant Awards to Employees (1) singly, (2) in combination or tandem with other Awards, (3) in replacement of or as alternatives to prior Awards or (4) in combination or tandem with, in replacement of or as alternatives to rights under any other employee plan of Oceaneering or any acquired entity, but the Committee may not (a) grant, in exchange for a Stock Option, a new Stock Option having a lower exercise price, or (b) reduce the exercise price of a Stock Option. The exercise price of a Stock Option may be paid with cash or, according to methods determined by the Committee, with Common Stock or any other Award the applicable participant has owned for at least six months. Performance Awards may include more than one performance goal. A performance goal may be based on one or more business criteria, including, but not limited to, criteria applicable to the grantee, Oceaneering as a whole or one or more of Oceaneering's business units, and may include one or more of the following: revenues, income from operations, net income, stock price, market share, earnings per share, return on equity, assets or invested capital, economic value added, market value added, decrease in costs or achievement of balance sheet, income statement or cash flow objectives.

         The Incentive Plan contains the following limitations on Awards granted to Employees:

         (1) a Stock Option must have a term not exceeding five years from the date of grant and must have an exercise price of not less than the fair market value of a share of Common Stock on the date of grant;

         (2) the Committee must establish the performance goal or goals for each Performance Award prior to the earlier to occur of (a) 90 days after the commencement of the period of service for that goal or goals or (b) the lapse of 25% of that period, and in any event while it is substantially uncertain whether the goal or goals will be met;

         (3) no Employee may be granted, during any one-year period, (a) Stock Options or Stock Appreciation Rights exercisable for more than 300,000 shares of Common Stock or (b) Stock Awards covering or relating to more than 300,000 shares of Common Stock (the "Stock Based Awards Limitations"); and

         (4) no Employee may be granted Cash Awards (including Performance Awards denominated in cash) having a value determined on the date of grant in excess of $3,000,000 in any one-year period.

         Awards to Independent Contractors. Except for ISOs, the Committee may make any form of Award to Independent Contractors as could be made to Employees. The limitations in subparagraphs (2) through (4) above are inapplicable to Awards to Independent Contractors.

         Awards to Directors. On or after the effective date of his or her first appointment or election to the Board of Directors, a Nonemployee Director will automatically be granted an NSO that provides for the purchase of 10,000 shares of Common Stock. In addition, on the first business day of the month next succeeding the date on which the annual meeting of shareholders of Oceaneering is held in each year, each Nonemployee Director will automatically be granted an NSO that provides for the purchase of 10,000 shares of Common Stock. Each such NSO will have a term of five years from the date of grant, notwithstanding any earlier termination of the status of the holder as a Director. The purchase price of each share of Common Stock subject to an NSO will be equal to the fair market value of the Common Stock on the date of grant. No NSO may be issued in exchange for the cancellation of an NSO with a higher exercise price, nor may the exercise price of any NSO be reduced. All NSOs to Nonemployee Directors shall become fully exercisable six months following the date of grant. All NSOs granted to Nonemployee Directors that have not previously become exercisable will be forfeited if the Director resigns as a Director without the consent of a majority of the other Directors. Awards to Nonemployee Directors will not be made in any year in which a sufficient number of shares of Common Stock is not available to make such Awards under the Incentive Plan.

         Other Provisions. With the approval of the Committee, payments in respect of Awards may be deferred, either in the form of installments or a future lump-sum payment. Oceaneering will have the right to deduct applicable taxes from any Award payment to an Employee and withhold, at the time of delivery or vesting of cash or shares of Common Stock under the Incentive Plan, an appropriate amount of cash or number of shares of Common Stock, or combination thereof, for the payment of taxes. The Committee may also (1) permit withholding to be satisfied by the transfer to Oceaneering of shares of Common Stock previously owned by the holder of the Award for which withholding is required or (2) provide for loans, on either a short-term or demand basis, from Oceaneering to a participant to permit the payment of taxes required by law.

         The Board of Directors may amend, modify, suspend or terminate the Incentive Plan for the purpose of addressing any changes in legal requirements or for any other purpose permitted by law, except that (1) no amendment that would impair the rights of any holder of an Award with respect to that Award may be made without the consent of that holder and (2) no amendment or alteration will be effective prior to its approval by the shareholders of Oceaneering to the extent such approval is otherwise required by applicable legal requirements.

         If any subdivision or consolidation of outstanding shares of Common Stock, declaration of a stock dividend payable in shares of Common Stock or stock split occurs, proportionate adjustments to (1) the number of shares of Common Stock reserved under the Incentive Plan, (2) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (3) the exercise or other price in respect of such Awards, (4) the appropriate fair market value and other price determinations for Awards, (5) the Stock Based Awards Limitations and (6) the number of shares of Common Stock covered by Director Awards automatically granted under the Incentive Plan will be made by the Board to reflect such transaction or event. Furthermore, in the event of any other recapitalization or capital reorganization of Oceaneering, any consolidation or merger of Oceaneering with another corporation or entity, the adoption by Oceaneering of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), Oceaneering's Board will make appropriate adjustments to the amounts or other items referred to in clauses (2), (3), (4), (5) and (6) above to give effect to such transactions, but only to the extent necessary to maintain the proportionate interest of the holders of the Awards and to preserve, without exceeding, the value thereof.

         In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable and will be authorized, in its discretion, (1) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an Award or the assumption of the Award, (2) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction or (3) to provide for the acceleration of the vesting and exercisability of an Award and the cancellation thereof in exchange for such payment as shall be mutually agreeable to the Participant and the Board.

         Tax Implications of Awards. The following is a summary of the United States federal income tax consequences to Employees and Oceaneering as a result of the grant and exercise of Awards under the Incentive Plan. The tax consequences to participants who are Independent Contractors or Nonemployee Directors are the same as the tax consequences described for Employees, except that no ISOs are granted to those participants and no withholding applies to those participants. This summary is based on statutory provisions, Treasury regulations thereunder, judicial decisions and IRS rulings in effect on the date hereof and does not address the consequences of the Incentive Plan under any other tax laws.

         No grant of any Stock Option or Stock Appreciation Right will constitute realized taxable income to the Employee. Each participant exercising a Stock Appreciation Right or NSO will (1) recognize ordinary income (subject to withholding by Oceaneering) in an amount equal to the excess of (a) the amount of cash and the fair market value of the Common Stock received over (b) the exercise price (if any) paid therefor and (2) generally will have a tax basis in any shares of Common Stock received pursuant to the exercise of a Stock Appreciation Right or the cash exercise of an NSO which equals the fair market value of those shares on the date of exercise. Subject to the discussion under "-- Certain Tax Code Limitations on Deductibility" below, Oceaneering (or a subsidiary) generally will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant exercising a Stock Appreciation Right or NSO.

         An Employee will not have taxable income as a result of exercising an ISO, but the excess of the fair market value of the shares of Common Stock received on exercise of the ISO ("ISO Stock") over the exercise price will increase the alternative minimum taxable income of the Employee, which may cause the Employee to incur alternative minimum tax ("AMT"). The payment of any AMT by an Employee attributable to his exercise of an ISO would be allowed as a credit against his regular tax liability in a later year, to the extent his regular tax liability is in excess of his AMT for that year.

         On the disposition of ISO Stock that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the ISO), the Employee generally will recognize capital gain (or loss) equal to the difference between the amount received in the disposition and the exercise price paid by the Employee for the ISO Stock. If an Employee disposes of ISO Stock he has not held for the requisite holding period (a "disqualifying disposition"), he will (1) recognize ordinary income to the extent that the fair market value of the ISO Stock at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm's-length disqualifying disposition to an unrelated party) exceeds the exercise price paid by the Employee for such ISO Stock and (2) recognize capital gain to the extent the amount realized in the disqualifying disposition exceeds the fair market value of the ISO stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized in the disqualifying disposition (in the case of an arm's-length disposition to an unrelated party), such excess generally would constitute a capital loss.

         Oceaneering generally will not be entitled to any federal income tax deduction on the grant or exercise of an ISO, unless the Employee makes a disqualifying disposition of the underlying ISO Stock, in which event, Oceaneering will then, subject to the discussion below under "-- Certain Tax Code Limitations on Deductibility," be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by the Employee.

         Under current rulings, if a holder of a Stock Option uses shares of Common Stock he already owns (other than ISO Stock that has not been held for the requisite holding period) to pay all or any part of the exercise price of that Option, (1) he will recognize income respecting the Common Stock received in the manner described above, (2) no additional gain will be recognized as a result of the transfer of shares used as payment and (3) shares so received, up to the number of shares so used, will have a tax basis that equals, and a holding period that includes, the tax basis and holding period of the shares of Common Stock surrendered in satisfaction of that exercise price. Any additional shares of Common Stock received on exercise will have a tax basis that equals the amount of cash (if any) paid by the holder.

         An Employee will recognize ordinary income on receipt of cash pursuant to a Cash Award or Performance Award or, if earlier, at the time such cash is otherwise made available for the Employee to draw upon. An Employee will not have taxable income on the grant of a Stock Award in the form of units denominated in Common Stock ("Stock Unit Award"), but rather will generally recognize ordinary income at the time the Employee receives Common Stock or cash in satisfaction of such Stock Unit Award in an amount equal to the fair market value of the Common Stock or cash received. In general, an Employee will recognize ordinary income as a result of the receipt of Common Stock pursuant to a Stock Award or Performance Award in an amount equal to the fair market value of the Common Stock when such stock is received; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when received, the Employee will recognize ordinary income in an amount equal to the fair market value of the Common Stock when it first becomes transferable or is no longer subject to a substantial risk of forfeiture, unless the Employee makes an election to be taxed on the fair market value of the Common Stock when such stock is received.

         An Employee will be subject to withholding for federal, and generally for state and local, income taxes at the time the Employee recognizes income under the rules described above with respect to Common Stock or cash received pursuant to a Cash Award, Performance Award or Stock Award. Dividends that are received by an Employee prior to the time that the Common Stock is taxed to the Employee under the rules described in the preceding paragraph are taxed as additional ordinary income, not as dividend income. The tax basis of an Employee in the Common Stock received will equal the amount recognized by the Employee as income under the rules described in the preceding paragraph, and the Employee's holding period in such shares will commence on the date income is so recognized.

         Certain Tax Code Limitations on Deductibility. In order for the amounts described above to be deductible by Oceaneering or a subsidiary, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. The ability of Oceaneering or a subsidiary to obtain a deduction for future payments under the Incentive Plan could also be limited by Section 280G of the Code, which prevents the deductibility of certain excess parachute payments made in connection with a change in control of an employer. The ability of Oceaneering (or a subsidiary) to obtain a deduction for amounts paid under the Incentive Plan could also be affected by Section 162(m) of the Code, which limits the deductibility, for U.S. federal income tax purposes, of compensation paid to certain employees of Oceaneering to $1 million with respect to any such employee during any taxable year of Oceaneering. However, certain exceptions apply to this limitation in the case of performance-based compensation. It is intended that the description of the Incentive Plan contained herein will satisfy certain of the requirements for the performance-based exception and that Oceaneering will be able to comply with the requirements of the Code and Treasury Regulation Section 1.162-27 with respect to the grant and payment of certain performance-based awards (including certain options and SARs) under the Incentive Plan so as to be eligible for the performance-based exception. However, it may not be possible in all cases to satisfy all of the requirements for the exception, and Oceaneering may, in its sole discretion, determine that in one or more cases it is in its best interests not to satisfy all of the requirements for the performance-based exception.

         In accordance with Oceaneering's bylaws, approval of the Incentive Plan requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on such matter. Because abstentions are counted as present for purposes of the vote on this matter but are not votes "FOR" this proposal, they have the same effect as votes "AGAINST" this proposal. Broker non-votes will have no effect on the vote. The persons named in the accompanying proxy intend to vote all proxies received for approval of this proposal unless instructed otherwise.

THE BOARD OF DIRECTORS URGES THE SHAREHOLDERS TO VOTE FOR APPROVING THE INCENTIVE PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS


         The independent public accountants who audited the financial statements of Oceaneering for the year 2001 were Arthur Andersen LLP. As a result of the recent widely publicized events involving Arthur Andersen LLP, including the indictment obtained by the Department of Justice, the Board of Directors has deferred selection of independent accountants to audit Oceaneering's financial statements for 2002, and is therefore not seeking shareholder ratification of the selection of accountants in accordance with its customary practice.

         Oceaneering is continuing to work with Arthur Andersen LLP in connection with the financial statement review for the first quarter of 2002. The Audit Committee intends to continue to monitor the situation and expects to make a recommendation to the Board of Directors shortly either to continue the engagement of Arthur Andersen LLP or to select another accounting firm as auditors for 2002. In any event, the Board of Directors reserves the right to make a change in the accounting firm designated to audit Oceaneering's financial statements at any time the Board considers such a change to be in the best interests of Oceaneering and its shareholders.

         A representative of Arthur Andersen LLP will attend the annual meeting and will have the opportunity to make a statement and to respond to appropriate questions.

AUDIT FEES

         Arthur Andersen's fees for our audit for the fiscal year ended December 31, 2001 were $389,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         We did not incur any fees to Arthur Andersen in the fiscal year ended December 31, 2001 with respect to financial information systems design and implementation services.

ALL OTHER FEES

         Arthur Andersen's fees for all other professional services rendered to us during the fiscal year ended December 31, 2001 were $289,000 comprised of the following: $74,000 for audit related services for statutory audits and audits of employee benefit plans and a joint venture; $205,000 for tax planning and compliance services; and $10,000 for other services.

                              SHAREHOLDER PROPOSALS

         Any shareholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2003 Annual Meeting of Shareholders must send notice of the proposal to our Corporate Secretary at our principal executive offices, 11911 FM 529, Houston, Texas 77041-3011, so that such notice is received no later than December 16, 2002. If you submit such a proposal, you must provide your name, address, the number of shares of Common Stock held of record or beneficially, the date or dates on which you acquired those shares and documentary support for any claim of beneficial ownership.

         In addition, any shareholder who intends to submit a proposal for consideration at our 2003 Annual Meeting of Shareholders, but not for inclusion in our proxy statement for that meeting, or who intends to submit nominees for election as directors at that meeting, must notify our Corporate Secretary. Under our bylaws, such notice must (1) be received at our executive offices no earlier than December 2, 2002 or later than close of business on January 31, 2003 and (2) satisfy certain requirements. A copy of the pertinent bylaw provisions can be obtained from our Corporate Secretary on written request.

                          TRANSACTION OF OTHER BUSINESS

         Should any other matter requiring the vote of shareholders arise at the meeting, it is intended that proxies will be voted in respect thereto in accordance with the judgment of the person or persons voting the proxies.

         Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the Annual Meeting of Shareholders, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed postage-paid return envelope or vote by telephone or over the Internet by following the instructions included in this package. Please act promptly to ensure that you will be represented at the meeting.

         WE WILL PROVIDE WITHOUT CHARGE ON THE WRITTEN REQUEST OF ANY PERSON SOLICITED HEREBY A COPY OF OUR ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001. WRITTEN REQUESTS SHOULD BE MAILED TO GEORGE R. HAUBENREICH, JR., SECRETARY, OCEANEERING INTERNATIONAL, INC., P. O. BOX 40494, HOUSTON, TEXAS 77240-0494.

                                     By Order of the Board of Directors,


                                     /s/ GEORGE R. HAUBENREICH, JR.

                                     George R. Haubenreich, Jr.
                                     Senior Vice President, General Counsel
                                     and Secretary


April 15, 2002

                                                                      APPENDIX A


                               2002 INCENTIVE PLAN
                                       OF
                         OCEANEERING INTERNATIONAL, INC.


         1. Plan. This 2002 Incentive Plan of Oceaneering International, Inc. (the "Plan") was adopted by Oceaneering International, Inc. (the "Company") to reward certain corporate officers and key employees of the Company and certain independent consultants by enabling them to acquire shares of common stock of the Company and/or through the provision of cash payments.

         2. Objectives. This Plan is designed to attract and retain key employees of the Company and its Subsidiaries, to attract and retain qualified directors of the Company, to attract and retain consultants and other independent contractors, to encourage the sense of proprietorship of such employees, directors and independent contractors and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards under this Plan and thereby providing Participants with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

         3. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

         "Annual Director Award Date" means the first business day of the month next succeeding the date upon which the annual meeting of stockholders of the Company is held in such year.

         "Authorized Officer" means the Chairman of the Board or the Chief Executive Officer of the Company (or any other senior officer of the Company to whom either of them shall delegate the authority to execute any Award Agreement).

         "Award" means the grant of any Option, SAR, Stock Award or Cash Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

         "Award Agreement" means any written agreement between the Company and a Participant setting forth the terms, conditions and limitations applicable to an Award.

         "Board" means the Board of Directors of the Company.

         "Cash Award" means an award denominated in cash.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Committee" means the Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan.

         "Common Stock" means the Common Stock, par value $0.25 per share, of the Company.

         "Company" means Oceaneering International, Inc., a Delaware corporation.

         "Director" means an individual serving as a member of the Board.

         "Dividend Equivalents" means, with respect to shares of Restricted Stock that are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock.

         "Employee" means an employee of the Company or any of its Subsidiaries and an individual who has agreed to become an employee of the Company or any of its Subsidiaries and actually becomes such an employee within the following six months.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "Fair Market Value" of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing on the exchange at the time of exercise, (ii) if shares of Common Stock are not so listed but are quoted on the Nasdaq National Market, the mean between the highest and lowest sales price per share of Common Stock reported by the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau Incorporated or (iv) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose.

         "Incentive Option" means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

         "Independent Contractor" means a person providing services to the Company or any of its Subsidiaries, except an Employee or Nonemployee Director, who is eligible to receive such Awards as could be made to an Employee, other than Incentive Options.

         "Option" means a right to purchase a specified number of shares of Common Stock at a specified price.

         "Nonqualified Option" means an Option that is not intended to comply with the requirements set forth in Section 422 of the Code.

         "Participant" means an Employee, Director or Independent Contractor to whom an Award has been made under this Plan.

         "Performance Award" means an award made pursuant to this Plan to a Participant who is an Employee or Independent Contractor, which Award is subject to the attainment of one or more Performance Goals.

         "Performance Goal" means a standard established by the Committee, to determine in whole or in part whether a Performance Award shall be earned.

         "Restricted Stock" means any Common Stock that is restricted or subject to forfeiture provisions.

         "Restriction Period" means a period of time beginning as of the date upon which an Award of Restricted Stock is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

         "SAR" means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price, in each case, as determined by the Committee.

         "Stock Award" means an award in the form of shares of Common Stock or units denominated in shares of Common Stock.

         "Subsidiary" means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

         4. Eligibility.

         (a) Employees. Key Employees eligible for Awards under this Plan are those who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its Subsidiaries.

         (b) Directors. Directors eligible for Director Awards under this Plan are those who are not employees of the Company or any of its Subsidiaries ("Nonemployee Directors").

         (c) Independent Contractors. Independent Contractors eligible for Awards under this Plan are those Independent Contractors providing services to, or who will provide services to, the Company or any of its Subsidiaries.

         5. Common Stock Available for Awards. Subject to the provisions of paragraph 15 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or options that may be exercised for or settled in Common Stock) an aggregate of 1,325,000 shares of Common Stock. No more than 975,000 shares of Common Stock shall be available under this Plan for Incentive Options. No more than 350,000 shares of Common Stock shall be available under this Plan for Awards other than Options or SARs. Shares of Common Stock awarded pursuant to the 1996 Incentive Plan, the 1999 Incentive Plan or the 2000 Non-Executive Incentive Plan (the "Prior Plans") which are cancelled, terminated, forfeited, expire unexercised, are settled in cash in lieu of Common Stock, or are exchanged for a consideration that does not involve Common Stock will immediately become available for Awards under this Plan. Effective as of March 28, 2002, no further awards shall be made under the Prior Plans. Additionally, the number of shares of Common Stock that are the subject of Awards under this Plan, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

         6. Administration.

         (a) Authority of the Committee. This Plan shall be administered by the Committee. Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. Subject to paragraph 6(c) hereof, the Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is (i) not adverse to the Participant to whom such Award was granted, (ii) consented to by such Participant or (iii) authorized by paragraph 15(c) hereof; provided, however, that no such action shall permit the term of any Option to be greater than five years from the applicable grant date. The Committee may make an Award to an individual who it expects to become an employee of the Company or any of its Subsidiaries within the next six months, with such Award being subject to the individual's actually becoming an employee within such time period, and subject to such other terms and conditions as may be established by the Committee. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

         (b) Indemnity. No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

         (c) Prohibition on Repricing of Awards. No Award may be repriced, replaced, regranted through cancellation or modified without shareholder approval (except in connection with a change in the Company's capitalization), if the effect would be to reduce the exercise price for the shares underlying such Award.

         7. Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish.

         8. Awards. (a) Except as otherwise provided in paragraph 9 hereof pertaining to Awards to Directors, the Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Participants who are to be the recipients of such Awards. Each Award may be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant to whom the Award is made and by an Authorized Officer for and on behalf of the Company. Awards may consist of those listed in this paragraph 8(a) hereof and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity; provided that, except as contemplated in paragraph 15 hereof, no Option may be issued in exchange for the cancellation of an Option with a higher exercise price nor may the exercise price of any Option be reduced. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement.

         (i) Option. An Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Option. The price at which shares of Common Stock may be purchased upon the exercise of an Option shall be not less than the Fair Market Value of the Common Stock on the date of grant. The term of an Option shall not exceed five years from the date of grant. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the term of any Options and the date or dates upon which they become exercisable, shall be determined by the Committee.

         (ii) Stock Appreciation Right. An Award may be in the form of a SAR. The strike price for a SAR shall not be less than the Fair Market Value of the Common Stock on the date on which the SAR is granted. The term of a SAR shall not exceed five years from the date of grant. Subject to the foregoing limitations, the terms, conditions and limitations applicable to any SARs awarded pursuant to this Plan, including the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

                  (iii) Stock Award. An Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee.

                  (iv) Cash Award. An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

                  (v) Performance Award. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the individual, one or more business units of the Company, or the Company as a whole, and may include one or more of the following: revenues, income from operations, net income, stock price, market share, earnings per share, return on equity, assets or invested capital, economic value added, market value added, decrease in costs or achievement of balance sheet, income statement or cash flow objectives. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation Section 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards made pursuant to this Plan shall be determined by the Committee.

                  (b) Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Awards made hereunder:

                           (i) no Participant may be granted, during any
                  one-year period, Awards consisting of Options or SARs that are exercisable for more than 300,000 shares of Common Stock;

                           (ii) no Participant may be granted, during any
                  one-year period, Stock Awards covering or relating to more than 300,000 shares of Common Stock (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the "Stock Based Awards Limitations"); and

                           (iii) no Participant may be granted Awards consisting
                  of cash or in any other form permitted under this Plan (other than Awards consisting of Options or SARs or otherwise consisting of shares of Common Stock or units denominated in such shares) in respect of any one-year period having a value determined on the date of grant in excess of $3,000,000.

                  (c) The Committee shall have the sole responsibility and authority to determine the type or types of Awards to an Independent Contractor to be made under this Plan and may make any such Awards as could be made to an Employee, other than Incentive Options; provided that the limitations described in paragraph 8(b) hereof shall be inapplicable to Awards to an Independent Contractor.

         9. Awards to Directors. Each Nonemployee Director of the Company shall be granted Director Awards in accordance with this paragraph 9 and subject to the applicable terms, conditions and limitations set forth in this Plan and the applicable Award Agreement. Notwithstanding anything to the contrary contained herein, Awards to Directors shall not be made in any year in which a sufficient number of shares of Common Stock are not available to make such Awards under this Plan.

                  On or after the effective date of his or her first appointment or election to the Board of Directors, a Nonemployee Director shall automatically be granted an Option that provides for the purchase of 10,000 shares of Common Stock. In addition, on each Annual Director Award Date, each Nonemployee Director shall automatically be granted an Option that provides for the purchase of 10,000 shares of Common Stock. Each Option granted to a Director shall have a term of five years from the date of grant, notwithstanding any earlier termination of the status of the holder as a Nonemployee Director. The purchase price of each share of Common Stock subject to an Option granted to a Director shall be equal to the Fair Market Value of the Common Stock on the date of grant. No Option granted to a Director may be issued in exchange for the cancellation of an Option with a higher exercise price, nor may the exercise price of any Option granted to a Director be reduced. All Options granted to a Director shall become fully exercisable six months following the date of grant. All Options granted to a Director that have not previously become exercisable shall be forfeited if the Nonemployee Director resigns as a Director without the consent of a majority of the other Directors.

                  Any Award of Options granted to a Director shall be embodied in an Award Agreement, which shall contain the terms, conditions and limitations set forth above and shall be signed by the Participant to whom the Options are granted and by an Authorized Officer for and on behalf of the Company.

         10. Award Payment; Dividends; Substitution.

         (a) General. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Award is made in the form of Restricted Stock, the applicable Award Agreement relating to such shares shall specify whether they are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

         (b) Deferral. With the approval of the Committee, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee. Any deferred payment of an Award, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

         (c) Dividends and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Awards consisting of shares of Common Stock or units denominated in shares of Common Stock.

         11. Stock Option Exercise. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if elected by the Participant, the Participant may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards; provided that any Common Stock that is or was the subject of an Award may be so tendered only if it has been held by the Participant for six months. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.

         12. Taxes. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. The Committee may provide for loans, on either a short-term or demand basis, from the Company to a Participant to permit the payment of taxes required by law.

         13. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent stockholder approval is otherwise required by applicable legal requirements.

         14. Assignability. Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 14 shall be null and void.

         15. Adjustments.

         (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

         (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, (iv) the Stock Based Award Limitations described in paragraph 8(b) hereof, (v) the number of shares of Common Stock covered by Awards to Directors automatically granted pursuant to paragraph 9 hereof and (vi) the appropriate Fair Market Value and other price determinations for such Awards shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the exercise or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, (iv) the number of shares of Common Stock covered by Awards to Directors automatically granted pursuant to paragraph 9 hereof and (v) the Stock Based Award Limitations described in paragraph 8(b) hereof, to give effect to such transaction shall each be proportionately adjusted by the Board to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to issue or assume Awards by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment.

         (c) In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion,
     (i) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Section 424(a) of the Code applies,
     (ii) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction or (iii) to provide for the acceleration of the vesting and exercisability of an Award and the cancellation thereof in exchange for such payment as shall be mutually agreeable to the Participant and the Board.

         16. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

         17. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

         18. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

         19. Effectiveness. This Plan shall be effective as of March 28, 2002 (the "Effective Date"), as approved by the Board of Directors of the Company. Notwithstanding the foregoing, the adoption of this Plan is expressly conditioned upon the approval by the holders of a majority of shares of Common Stock present, or represented, and entitled to vote at a meeting of the Company Stockholders held on or before December 31, 2002. If the Stockholders of the Company should fail to so approve this Plan prior to such date, this Plan shall terminate and cease to be of any further force or effect, and all grants of Awards hereunder shall be null and void.

                            OCEANEERING INTERNATIONAL, INC.
                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                      John R. Huff and George R. Haubenreich, Jr., and each of
             them, with full power of substitution and resubstitution, are
P            hereby appointed proxies to vote all the shares of common stock of
R            the undersigned in Oceaneering International, Inc., held of record
O            by the undersigned on April 9, 2002, at the Annual Meeting of
X            Shareholders to be held on June 7, 2002, in the Atrium of
Y            Oceaneering's corporate offices at 11911 FM 529, Houston, Texas
             77041-3011, and at any adjournment or postponement thereof.

                      The undersigned acknowledges receipt of Oceaneering's
             annual report for the year ended December 31, 2001 and the Notice of 2002 Annual Meeting of Shareholders and related Proxy Statement.

                      YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
             APPROPRIATE BOXES ON THE REVERSE SIDE. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD BEFORE THE ANNUAL MEETING.


                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

--------------------------------------------------------------------------------
                             oFOLD AND DETACH HEREo

PLEASE MARK YOUR
VOTES AS IN THIS
EXAMPLE. [X]                                                                1616

 IMPORTANT - PLEASE MARK APPROPRIATE BOXES ONLY IN BLUE OR BLACK INK AS SHOWN.

 THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. MANAGEMENT RECOMMENDS
         THAT YOU VOTE FOR AUTHORITY ON PROPOSAL 1, AND FOR PROPOSAL 2.


                          FOR     WITHHELD                                                                 FOR    AGAINST    ABSTAIN
1. Election of Directors  [ ]        [ ]   NOMINEES: 01. T. JAY COLLINS       2. Proposal to approve the   [ ]      [ ]        [ ]
                                                     02. D. MICHAEL HUGHES       Oceaneering 2002
                                                                                 Incentive Plan.
   For, except vote withheld from the following nominee:

                                                                              3. In their discretion, the proxies are authorized to
                                                                                 vote upon such other business as may properly come
                                                                                 before the meeting or any adjournment thereof,
                                                                                 including procedural and other matters relating to
   -----------------------------------------------------                         the conduct of the meeting.

                                                                                 Please sign exactly as your name appears hereon.
                                                                                 When shares are held by joint tenants, both should
                                                                                 sign. When signing as attorney, executor,
                                                                                 administrator, trustee, guardian or other similar
                                                                                 capacity, please give full title as such.
                                                                                 If a corporation, please sign in full corporate
                                                                                 name by President or other authorized officer. If
                                                                                 a partnership, please sign in partnership name by
                                                                                 authorized person.


                                                                                 ---------------------------------------

                                                                                 --------------------    ----------,2002
                                                                                 SIGNATURE(S)              DATE


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                             oFOLD AND DETACH HEREo


                        OCEANEERING INTERNATIONAL, INC.
                      OFFERS TELEPHONE OR INTERNET VOTING
                         24 HOURS A DAY, 7 DAYS A WEEK

Voting by telephone or Internet eliminates the need to return this proxy card.
Your vote authorizes the proxies named above to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. Before voting, read the proxy statement and voting instruction form. Follow the steps listed. Your vote will be immediately confirmed and posted. Thank you for voting!

TO VOTE BY TELEPHONE

1. On a touch-tone telephone call toll free 1-877-779-8683

2. Enter the voter control number from the box above, just below the perforation.

3. Enter the last four digits from your U.S. taxpayer identification number.

4. You then have two options:

   Option 1: To vote as the Board of Directors recommends on all items

   Option 2: To vote on each proposal separately.

TO VOTE BY INTERNET

1. Log on to the Internet and go to the web site http://www.eproxyvote.com/oii

2. Enter the voter control number from the box above, just below the perforation.

3. Follow the instructions.

IF YOU CHOOSE TO VOTE BY TELEPHONE OR INTERNET, DO NOT MAIL BACK YOUR
PROXY CARD.